EXHIBIT 99.1

CAMBER ENERGY, INC.

SECOND AMENDED & RESTATED

AUDIT COMMITTEE CHARTER(Adopted as of September 19, 2024)

1. Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Camber Energy, Inc. (the “Company”) is to assist the Board in overseeing (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s independent auditor and internal auditors (or other personnel responsible for the internal audit function). In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditor and the financial management of the Company.

Management is responsible for determining that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles (“GAAP”), and the independent auditor is responsible for auditing the financial statements. In discharging its responsibilities, the Committee is responsible for assisting the Board in overseeing the conduct of these activities by management and the independent auditor.

2. Composition

The Committee will consist of directors selected by the Board, each of whom will meet the independence requirements of the NYSE American, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the independence requirements established by the Board, if any. The Committee shall be comprised of three directors (unless fewer than three directors are “independent”, in which case the Committee shall be comprised of all directors that are “independent”). All members of the Committee will be “financially literate” as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee must have public company accounting or controller experience related financial management expertise, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC, as determined by the Board in its business judgment. Members of the Committee will not simultaneously serve on the audit committees of more than one other public company. The independent directors of the Board will annually appoint one member of the Committee as chairperson to serve a one-year term at the first meeting of the Board following the annual stockholder meeting.

The Committee will have the authority, in its sole discretion, to retain independent legal, accounting or other advisors, as it deems necessary, and to oversee the work of such advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to such advisors and to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The members of the Committee will be appointed by the Board. Committee members may be removed and/or replaced by the Board.

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3. Meetings

The Committee will meet as frequently as circumstances dictate, but not less frequently than quarterly. The Committee shall meet separately, periodically, with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditors to discuss any matters that the Committee or one of these groups believes should be discussed privately. However, the Committee shall also meet regularly for executive sessions without management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditors present to discuss any matters that the Committee believes should be discussed privately. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall constitute the voting requirement to decide any question brought before any meeting of the Committee. The Committee shall maintain and preserve minutes for each meeting of the Committee.

4. Outside Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

In order to ensure that the independent auditor is independent, at least annually the Committee will obtain from the independent auditor a formal written statement delineating all relationships between the auditor, the Company (including its wholly owned subsidiary, Viking Energy Group, Inc.) and the management of the Company. The Committee will review and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and, if necessary, make recommendations to the Board regarding any actions to be taken to ensure the independence of the Company’s independent auditor. The Committee will review and evaluate the lead partner of the independent auditor team, will ensure the rotation of the independent audit team as required by law and periodically consider whether a policy regarding the periodic rotation of independent audit firms is necessary. The Committee will set hiring policies at Camber for employees or former employees of the independent auditor. No former employee of Camber shall serve on the audit team before the third anniversary of their separation from Camber.

The Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(h) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

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5. Responsibilities

The Committee believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Committee will:

•	Meet with the independent auditor and financial management of the Company to review the scope, planning and staffing of any audit and review the audit procedures to be utilized.

•	Review and discuss with management and the independent auditor (a) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods on the financial statements, (b) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (c) material issues on which the audit team consulted the independent auditor’s national office, (d) accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), and (d) any management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company.

•	Review with the independent auditor, the Company’s financial personnel and the Company’s accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and any special audit steps adopted in light of any material control deficiencies and any fraud risks involving management or other employees with a significant role in such controls, and elicit any recommendations for the improvement of such internal control procedures or particular functions where new or more detailed controls or procedures are desirable.

•	Review and discuss with management and the independent auditor the annual audited financial statements (including the related notes), the form of the audit opinion to be issued by the independent auditor on such financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management, the internal auditor and the independent auditor management’s annual internal control report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review an analysis prepared by management and the independent auditor of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements. Among the items to be addressed are significant changes in the Company’s selection or application of accounting principles, issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, the adequacy of disclosures about changes in internal control over financial reporting, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Obtain, review and discuss reports from the independent auditor, prior to the filing of financial statements with the SEC, regarding (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

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•	Discuss with management the Company’s earnings press releases each quarter, including the use of pro-forma information or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Minutes of such discussions shall be made and preserved.

•	Provide sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed is the independent auditor’s evaluation of the Company’s financial and accounting personnel, together with the cooperation that the independent auditor received during the course of the audit. If determined by the Committee to be appropriate under the circumstances then existing, the Committee or the Committee’s designated representative may meet or talk with the Company’s investment bankers and financial analysts who follow the Company.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements and a draft of its Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	Discuss with management the risks faced by the Company, including the Company’s major financial, cybersecurity, data privacy and health and safety risk exposures, and the steps management has taken to monitor and control those exposures and the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

•	Discuss with independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, regarding the conduct of the audit by independent auditors.

•	Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review, of the firm or the Company, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

•	Report regularly to the Board. Submit the minutes of all Committee meetings to, and review the matters discussed at each Committee meeting with, the Board.

•	As determined by the Committee, investigate material matters brought to the Committee’s attention within the scope of its duties. If such matters are outside the scope of the Committee’s duties, the Committee shall refer the matter to the Board. The Committee will have the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate. Review with management and the independent auditor any published reports, correspondence with regulators or governmental agencies, or any employee complaints which raise material issues regarding the Company’s financial statements or SEC reporting.

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•	Periodically assess any matter related to the financial matters of the Company and make policy recommendations to the Board which include actions and related disclosures of a transaction with any related person (as defined in Item 404 of Regulation S-K), any insider or affiliated party transaction or course of dealing, and any other potential conflict of interest situation, the scope of non-audit work to be allowed to be performed by the Company’s independent auditor, together with hiring policies of the Company related to senior management of the Company’s independent auditor, and qualification of the independent auditor.

•	Obtain reports from management, internal auditing personnel, the Company’s general counsel and the independent auditor regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics (the “Code”) to the extent tasked under the Code to be within the responsibilities of the Committee or its chairman. Discuss with the Company’s general counsel and outside legal counsel as needed any legal, compliance or regulatory issues that could have a material effect on the Company’s financial statements or compliance policies, including the Code, as applicable.

•	Monitor compliance with the Company’s Insider Trading Policy and meet quarterly, or more frequently, with external counsel (“Disclosure Counsel”).

•	Monitor compliance with the Code, investigate any alleged breach or violation of the Code and enforce the provisions of the Code, in each case to the extent tasked under the Code to be within the responsibilities of the Committee or its chairman.

•	Obtain assurance from the independent auditor that, in the course of conducting the audit, no illegal acts were detected or otherwise came to the independent auditor’s attention that require disclosure to the committee under Section 10A(b) of the Exchange Act.

•	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or any other matters.

•	Review the significant reports to management prepared by the internal auditing personnel and related management responses. The Committee will provide primary oversight of the internal audit function and will periodically review with management and the independent auditor the responsibilities, budget, staffing and scope of the internal audit function.

•	Review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting, and review with the Chief Executive Officer and Chief Financial Officer their process for establishing a basis for such certifications.

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Evaluate the performance and effectiveness of the Disclosure Counsel and the Committee annually and report the results of such evaluation to the Board.

•	The Committee shall review with the Disclosure Counsel a report listing all trading in Company securities by the Company’s Section 16 Officers.

•	At least annually the Committee will review, assess and update this charter.

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